Exhibit 10.4
ABM INDUSTRIES INCORPORATED
NON-QUALIFIED STOCK OPTION AGREEMENT
2006 EQUITY INCENTIVE PLAN
The Compensation Committee of the Board of Directors (the “Compensation Committee”) of ABM Industries Incorporated (the “Company”) is pleased to grant you (the “Optionee”) a nonqualified stock option (the “Option”) under the Company’s 2006 Equity Incentive Plan (the “Plan”) to purchase shares of common stock of the Company as described below:

Optionee Name:	(Name)

Number of Shares
Subject to Option:	(# of shares)

Price Per Share:	(grant price)

Grant Date:

Vesting Schedule:	(specify)

Expiration Date:	7 years from Grant Date (or earlier if employment terminates)
Provided you continue to provide services to the Company or any subsidiary or parent of the Company through the applicable vesting date, the Option will vest as provided above. The unvested portion of the Option may be subject to forfeiture if you terminate employment before the vesting date, as set forth in the Plan, the Statement of Terms and Conditions and Attachment 1 attached hereto. In addition, the Option and amounts realized upon the sale of shares received upon exercise of the Option may be subject to forfeiture under the circumstances set forth in the Plan and the Statement of Terms and Conditions.
Additional Terms: ☐ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto are applicable and are incorporated herein by reference. (No document need be attached as Attachment 1).
The Plan and the Statement of Terms and Conditions attached hereto are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Optionee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Optionee has carefully read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions.
Please sign your name in the space provided below on this Option Agreement and return an executed copy to Erin Andre, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.
By their signatures below, the Company and the Optionee agree that the Option is granted under and governed by this Option Agreement (including Attachment 1, if applicable) and by the provisions of the Plan and the Statement of Terms and Conditions.

ABM INDUSTRIES INCORPORATED	OPTIONEE

By:

Date:	Date:

Attachments:	Attachment 1 (Additional Terms and Conditions) 2006 Equity Incentive Plan Statement of Terms and Conditions 2006 Equity Incentive Plan Prospectus

Attachment 1
Additional Terms and Conditions
[Insert any applicable additional terms and conditions,]